Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Dillard’s, Inc. (“Dillard’s”), acting pursuant to authorization of the Board of Directors of Dillard’s, hereby appoints James I. Freeman and Paul J. Schroeder, Jr. or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of Dillard’s, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (i) the issuance and sale of up to 1,000,000 shares of Class A Common Stock, $.01 par value, of Dillard’s to be issued and delivered in accordance with the Dillard’s, Inc. Stock Bonus Plan (the “Plan”); and (ii) an indeterminate number of interests to be offered or sold pursuant to the Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 17th day of November, 2009.

Signed:	/s/ William T. Dillard II
Name:	WILLIAM T. DILLARD II

Signed:	/s/ Alex Dillard
Name:	ALEX DILLARD

Signed:	/s/ Mike Dillard
Name:	MIKE DILLARD

Signed:	/s/ Drue Matheny
Name:	DRUE MATHENY

Signed:	/s/ Frank R. Mori
Name:	FRANK R. MORI

Signed:	/s/ J.C. Watts, Jr.
Name:	J.C. WATTS, JR.

Signed:	/s/ Robert C. Connor
Name:	ROBERT C. CONNOR

Signed:	/s/ Nick White
Name:	NICK WHITE

Signed:	/s/ Warren A. Stephens
Name:	WARREN A. STEPHENS

Signed:	/s/ Peter R. Johnson
Name:	PETER R. JOHNSON

Signed:	/s/ R. Brad Martin
Name:	R. BRAD MARTIN